Exhibit 3.1

Form of

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

COGINT, INC.

Cogint, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby further certify as follows:

(1)	The name of the Corporation is Cogint, Inc.

(2)	The name under which the Corporation was originally incorporated was Tiger Media, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 20, 2015.

(3)	This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as set forth on Exhibit A attached hereto.

IN WITNESS WHEREOF, Cogint, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by [Name], a duly authorized officer of the Corporation, on                .

COGINT, INC.

By:
Name:
Title:

Exhibit A

ARTICLE I

NAME

The name of the Corporation is [New Company Name] (hereinafter the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is [Street Address], [City], [County], [Zip Code]. The name of its registered agent at that address is [Name of Registered Agent].

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

The total number of shares of stock which the Corporation shall have authority to issue is four hundred ten million (410,000,000) of which the Corporation shall have authority to issue four hundred million (400,000,000) shares of Common Stock, each having a par value of $0.0005, and ten million (10,000,000) shares of Preferred Stock, each having a par value of $0.0001.

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

ARTICLE V

THE BOARD OF DIRECTORS

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

(4) Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been assigned by the Board of Directors and until his or her successor shall be duly elected and qualified.

(5) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(6) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

ARTICLE VI

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VII

BUSINESS COMBINATIONS

The Corporation shall not be subject to the provisions of Section 203 of the DGCL.

ARTICLE VIII

CORPORATE OPPORTUNITIES

(1) In anticipation that the Corporation and BlueFocus may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its contractual, corporate and business relations with BlueFocus (including service of officers and directors of BlueFocus as directors of the Corporation), the provisions of this Article VIII are set forth to regulate and define, to the fullest extent permitted by law, the conduct of certain affairs of the Corporation as they may involve BlueFocus and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

(2) No contract, agreement, arrangement or transaction between the Corporation and BlueFocus shall be void or voidable solely for the reason that BlueFocus is a party thereto if the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the contract, agreement, arrangement or transaction, and the Board of Directors or such committee in good faith authorizes the contract, agreement, arrangement or transaction by a committee of one or more disinterested directors, even though less than a quorum. Directors of the Corporation who are also directors or officers of BlueFocus may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract, agreement, arrangement or transaction.

(3) To the fullest extent permitted by law, BlueFocus shall have the right to, and shall have no duty not to (i) engage in the same or similar business activities or lines of business as the Corporation, (ii) do business with any client or customer of the Corporation and (iii) employ or otherwise engage any officer or employee of the Corporation, and the Corporation shall not be deemed to have an interest or expectancy in any such activities merely because the Corporation engages in the same or similar activities. To the fullest extent permitted by law, neither BlueFocus nor any officer or director thereof (except as provided in Section (d)

of this Article) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of BlueFocus or of such person’s participation therein. In the event that BlueFocus acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both BlueFocus and the Corporation, BlueFocus shall, to the fullest extent permitted by law, have no duty to communicate or present such corporate opportunity to the Corporation, and the Corporation, to the fullest extent permitted by law, renounces any interest or expectancy in such corporate opportunity and waives any claim that such corporate opportunity should have been presented to the Corporation. To the fullest extent permitted by law, BlueFocus shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that BlueFocus pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to the Corporation.

(4) In the event that a director or officer of the Corporation who is also a director or officer of BlueFocus acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and BlueFocus, such director or officer of the Corporation, to the fullest extent permitted by law, BlueFocus (i) shall be deemed to have fully satisfied and fulfilled such person’s fiduciary duty to the Corporation and its stockholders with respect to such corporate opportunity, (ii) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that BlueFocus pursues or acquires such corporate opportunity for itself or direct such corporate opportunity to another person or does not present such corporate opportunity to the Corporation, (iii) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation for the purposes of Article V hereof and the other provisions of this Certificate of Incorporation and (iv) shall be deemed not to have breached such person’s duty of loyalty to the Corporation or its stockholders or to have derived an improper personal economic gain therefrom for the purposes of Article V hereof and the other provisions of this Certificate of Incorporation, if such director or officer acts in good faith in a manner consistent with the following policy:

(a) where a corporate opportunity is offered to a person who is a director but not an officer of the Corporation and who is also a director or officer of BlueFocus, the Corporation shall be entitled to pursue such opportunity only if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Corporation;

(b) where a corporate opportunity is offered to a person who is an officer of both the Corporation and BlueFocus, the Corporation shall be entitled to pursue such opportunity only if such opportunity is expressly offered to such person solely in his or her capacity as an officer of the Corporation;

(c) where a corporate opportunity is offered to a person who is an officer of the Corporation and who is also a director but not an officer of BlueFocus, the Corporation shall be entitled to pursue such opportunity unless such opportunity is expressly offered to such person solely in his or her capacity as a director of BlueFocus, in which case BlueFocus shall be entitled to pursue such opportunity; and

(d) if an officer or director of the Corporation, who also serves as an officer or director of BlueFocus, acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and BlueFocus in any manner not addressed by this Article VIII, Section (4), clauses (a), (b) or (c), such officer or director shall have no duty to communicate or present such corporate opportunity to the Corporation and shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of fiduciary duty as an officer or director of the Corporation by reason of the fact that BlueFocus pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to the Corporation, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should be presented to the Corporation.

The provisions of this Article VIII, Section 4, sub-section (d) are not intended to be an allocation of corporate opportunities between the Corporation and BlueFocus or an exhaustive statement of corporate opportunities which may be available to the Corporation, pursuit of which shall be in accordance with this Certificate of Incorporation and applicable law.

(5) Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

(6) Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast thereon shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of this Article VIII.

ARTICLE IX

STOCKHOLDER ACTION

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Any action required or permitted to be taken by stockholders at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided, however, that except as otherwise provided by a Certificate of Designations, from and after the date that BlueFocus ceases to be the beneficial owner of shares representing at least a majority of votes entitled to be cast by the holders of Common Stock, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

Except as otherwise required by law or provided by a Certificate of Designations, special meetings of stockholders of the Corporation may be called only by (1) the Board of Directors or the Secretary of the Corporation pursuant to a resolution adopted by a majority of directors then in office or (2) BlueFocus, so long as BlueFocus is the beneficial owner of at least a majority of votes entitled to be cast by the holders of Common Stock. No business other than that stated in the notice of a special meeting of stockholders shall be transacted at such special meeting.

ARTICLE X

CERTAIN DEFINITIONS

For purposes of this Certificate of Incorporation, the following terms shall have the following respective meanings:

“BlueFocus” means BlueFocus International Limited, a private company limited by shares registered in Hong Kong, all successors to such entity by way of merger, consolidation or sale of substantially all of its assets, and all corporations, limited liability companies, joint ventures, partnerships, trusts, associations or other entities in which such entity: (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (a) the total combined voting power of all classes of voting securities of such entity, (b) the total combined equity interests or (c) the capital or profits interest, in the case of a partnership; or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body, but shall not include the Corporation or any subsidiary of the Corporation.

“corporate opportunities” of the Corporation shall include business opportunities which the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation’s business, are of practical advantage to it and are ones in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of BlueFocus or its officers or directors will be brought into conflict with that of the Corporation.

“Corporation” shall mean, for purposes of Article VIII, the Corporation and all corporations, partnerships, joint ventures, limited liability companies, trusts, associations and other entities in which the Corporation owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests.

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